Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cadence Design Systems, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-219432, 333-212669, 333-204278, 333-197579, 333-195771, 333-194102, 333-188452, 333-188449, 333-184595, 333-174200, 333-174201, 333-174202, 333-159486, 333-150948, 333-149877, 333-145891, 333-144972, 333-135003, 333-132754, 333-132753, 333-124025, 333-119335, 333-116681, 333-115351, 333-115349, 333-108251, 333-105492, 333-105481, 333-104720, 333-103657, 333-103250, 333-102648, 333-101693, 333-88390, 333-87674, 333-85080, 333-82044, 333-75874, 333-65116, 333-56898, 333-33330, 333-93609, 333-85591, 333-69589, 333-71717, 333-65529, 333-61029, 333-34599, 333-27109 and 333-18963) on Form S-8 and (Nos. 333-198952 and 333-205884) on Form S-3 of Cadence Design Systems, Inc. of our report dated February 20, 2018, with respect to the consolidated balance sheets of Cadence Design Systems, Inc. as of December 30, 2017 and December 31, 2016, and the related consolidated income statements, statements of comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 30, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 30, 2017, which report appears in the December 30, 2017 annual report on Form 10-K of Cadence Design Systems, Inc.

/s/ KPMG LLP
Santa Clara, California
February 20, 2018